EXHIBIT 99.1

Contact:	Stacie Frank	FOR IMMEDIATE RELEASE
Investor Relations
312-394-3094

Judy Rader
Corporate Communications
312-394-7417

Exelon Announces Solid Third Quarter Results;

Revises Guidance Range Upward for Full Year 2010 Earnings

CHICAGO (October 22, 2010) – Exelon Corporation (NYSE: EXC) announced third quarter 2010 consolidated earnings as follows:

	Third Quarter
	2010	2009
Adjusted (non-GAAP) Operating Results:
Net Income ($ millions)	$739	$633
Diluted Earnings per Share	$1.11	$0.96
GAAP Results:
Net Income ($ millions)	$845	$757
Diluted Earnings per Share	$1.27	$1.14

“As we mark the tenth anniversary of Exelon this month, we continue to deliver substantial value for our shareholders and improve operating performance across all of our businesses as demonstrated by our strong third quarter earnings results,” said John W. Rowe, Exelon Chairman and CEO. “Exelon Generation achieved an impressive nuclear fleet capacity factor that exceeded 95 percent, and ComEd and PECO provided reliable performance during a very hot summer. Because our year-to-date results look to position us in the upper end of our earnings guidance range for the full year, we are raising the range from $3.80 to $4.10 per share to $3.95 to $4.10 per share.”

Third Quarter Operating Results

As shown in the table above, Exelon’s adjusted (non-GAAP) operating earnings increased to $1.11 per share in the third quarter of 2010 from $0.96 per share in the third quarter of 2009, primarily due to:

•	The effects of favorable weather conditions in the service territories of Commonwealth Edison Company (ComEd) and PECO Energy Company (PECO);

•	The impact at Exelon Generation Company, LLC (Generation) of favorable capacity pricing related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC (PJM) market;

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•	Reversal in the third quarter of 2009 of previously recorded benefits related to an Illinois investment tax credit ruling; and

•	Lower income tax expense at Generation due to tax benefits associated with an increase in the manufacturing deduction rate.

Higher third quarter 2010 earnings were partially offset by:

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Increased depreciation and amortization expense primarily related to the higher scheduled competitive transition charge (CTC) amortization expense at PECO and increased depreciation expense across the operating companies due to ongoing capital expenditures; and

•	Increased nuclear fuel costs at Generation.

Adjusted (non-GAAP) operating earnings for the third quarter of 2010 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Mark-to-market gains primarily from Generation’s economic hedging activities	$99	$0.14
Unrealized gains related to nuclear decommissioning trust (NDT) fund investments to the extent not offset by contractual accounting	$60	$0.09
Impairment of certain emissions allowances	$(35)	$(0.05)
Costs associated with the retirement of certain Generation fossil generating units	$(14)	$(0.02)
Costs associated with the 2007 Illinois electric rate settlement agreement	$(3)	—
External costs related to Exelon’s proposed acquisition of John Deere Renewables (JDR)	$(1)	—

Adjusted (non-GAAP) operating earnings for the third quarter of 2009 did not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Unrealized gains related to NDT fund investments to the extent not offset by contractual accounting	$87	$0.13
Mark-to-market gains primarily from Generation’s economic hedging activities	$77	$0.12
Costs associated with early debt retirements	$(58)	$(0.09)
Income resulting from decommissioning obligation reduction	$32	$0.05
Costs associated with the 2007 Illinois electric rate settlement agreement	$(11)	$(0.02)
External costs related to Exelon’s previously proposed acquisition of NRG Energy, Inc.	$(6)	$(0.01)
Income for the true-up of severance costs as a result of headcount reductions associated with Exelon’s cost savings program	$3	—

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2010 Earnings Outlook

Exelon revised its guidance range upward for 2010 adjusted (non-GAAP) operating earnings from $3.80 to $4.10 per share to $3.95 to $4.10 per share. Operating earnings guidance is based on the assumption of normal weather for the balance of the year.

The outlook for 2010 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:

•	Mark-to-market adjustments from economic hedging activities

•	Unrealized gains and losses from NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements

•	Significant impairments of assets, including goodwill

•	Costs associated with the 2007 Illinois electric rate settlement agreement

•	Costs associated with ComEd’s 2007 settlement with the City of Chicago

•	Costs associated with the retirement of fossil generating units

•	Non-cash charge resulting from the passage of Federal health care legislation

•	Non-cash remeasurement of income tax uncertainties

•	External costs associated with Exelon’s proposed acquisition of JDR

•	Impairment of certain emissions allowances

•	Other unusual items

•	Significant changes to GAAP

Third Quarter and Recent Highlights

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John Deere Renewables Acquisition: On August 31, 2010, Exelon announced an agreement to acquire JDR, a leading operator and developer of wind power, in a transaction that will add 735 operating megawatts (MW) of clean, renewable energy to Exelon’s generation portfolio. The acquisition, valued at approximately $860 million with a provision for up to an additional $40 million upon commencement of construction on 230 MW of advanced development projects, is expected to provide incremental earnings in 2012 and cash flows in 2013. Under the terms of the agreement, Exelon will acquire JDR’s 735 MW of installed, operating wind capacity spread across 36 projects in eight states. Approximately 75 percent of the operating portfolio is already sold under long-term power purchase arrangements. As part of the acquisition, Exelon also has the opportunity to pursue 1,200 MW of new wind projects that are in various stages of development. Exelon expects to close the transaction with JDR in the fourth quarter of 2010.

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Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station, produced 35,751 gigawatt-hours (GWh) in the third quarter of 2010, compared with 35,684 GWh in the third quarter of 2009. The Exelon-operated nuclear plants achieved a 95.4 percent capacity factor for the third quarter of 2010 compared with 94.7 percent for the third quarter of 2009. The Exelon-operated nuclear plants began one scheduled refueling outage in the third quarter of 2010, compared with beginning two scheduled refueling outages in the third quarter of 2009. When Peach Bottom Unit 2 was shut down for a scheduled refueling outage on September 12, 2010, the unit marked a second consecutive breaker-to-breaker run (continuous operation between refueling outages) of 692 days since its last refueling outage in

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2008. The number of refueling outage days totaled 19 in the third quarter of 2010 versus 36 days in the third quarter of 2009. The number of non-refueling outage days at the Exelon-operated plants totaled 19 days in the third quarter of 2010 compared with 21 days in the third quarter of 2009.

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Fossil and Hydro Operations: The equivalent demand forced outage rate for Generation’s fossil fleet was 1.8 percent in the third quarter of 2010, compared with 10.6 percent in the third quarter of 2009. The improvement was largely due to the impact of extended maintenance outages in 2009. The equivalent availability factor for the hydroelectric facilities was 94.4 percent in the third quarter of 2010, compared with 97.1 percent in the third quarter of 2009, due to a planned outage in 2010 for a generator overhaul at Conowingo.

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Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. Expected generation represents the amount of energy estimated to be generated or purchased through owned or contracted-for capacity. The proportion of expected generation hedged as of September 30, 2010 is 97 to 100 percent for 2010, 87 to 90 percent for 2011 and 62 to 65 percent for 2012. The primary objectives of Exelon’s hedging program are to manage market risks and protect the value of its generation and its investment grade balance sheet while preserving its ability to participate in improving long-term market fundamentals.

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Zion Nuclear Station Decommissioning: On September 1, 2010, Exelon completed the transactions related to its agreement with EnergySolutions Inc., a nuclear services company, to begin the decommissioning of the Zion Station, which ceased operation in 1998. In the first-of-its-kind arrangement approved by the Nuclear Regulatory Commission, Exelon transferred to EnergySolutions the station license and substantially all the assets (other than land) associated with the Zion Station, including related NDT funds. The Zion Station is located on the shore of Lake Michigan about 40 miles north of Chicago. Exelon believes that the accelerated decommissioning of the Zion Station will make the land available for other uses earlier than originally planned.

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Fossil Plant Retirements Update: On September 7, 2010, PJM informed Exelon Power that transmission system upgrades necessary to allow Eddystone Generating Station Unit 2 to retire can be completed sooner than its original analysis indicated. PJM has determined that Eddystone Unit 2 is needed to remain in operation only until May 31, 2012. Also as announced earlier, Exelon will retire three additional fossil-fuel generating units: Cromby Unit 1 and Eddystone Unit 1 on May 31, 2011, and Cromby Unit 2 on December 31, 2011.

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Illinois Appellate Court Ruling: On September 30, 2010, the Illinois Appellate Court (Court) issued a decision related to appeals of the September 2008 rate order (Order) from the Illinois Commerce Commission (ICC) approving a $274 million increase in ComEd’s annual delivery services revenue requirement. The Court held that when the ICC allowed post-test year plant additions to rate base, the ICC should have deducted accumulated post-test year depreciation on test year plant. In addition, the Court reversed the ICC’s approval of a rider (Rider SMP) for ComEd to recover costs for its smart meter pilot program. The Court remanded the case to the ICC to implement its decision and also consider whether an additional three months of net plant

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investment, beyond what was approved in the Order, should be included in rate base. If the Court’s ruling is not reversed following further proceedings, ComEd estimates that the impact of the rate base/depreciation reserve issues on pre-tax revenue could be up to $77 million on an annual basis based on the 2008 Order. In addition, the loss of Rider SMP reduced pre-tax earnings by $4 million in the third quarter of 2010, with a further estimated reduction of $1 million expected in the fourth quarter of 2010.

On October 21, 2010, ComEd petitioned the Court for a rehearing of its decision regarding the post-test year depreciation reserve and Rider SMP. Although the timeline is uncertain at this point, ComEd expects the Court to follow its normal process. With respect to the Court’s finding on Rider SMP, on October 18, ComEd filed a petition with the ICC to recover the unrecovered portion of certain operating costs associated with the smart meter pilot by transferring these costs into its pending general rate case instead of the rider. ComEd has requested the ICC to act on its petition within the fourth quarter.

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ComEd Alternative Regulation Filing: On August 31, 2010, ComEd announced a filing with the ICC for a pilot program under an alternative regulatory structure that would allow for accelerated modernization of the distribution system, increased assistance to low-income households, and the purchase of state-of-the-art electric vehicles to service the electric system. Under the proposal, ComEd would be allowed to recover costs of these investments, previously approved by the ICC, as they occur and operate under a targeted incentive mechanism. All costs would be subject to review two years after implementation and would include performance metrics to allow customers to share in any costs savings or efficiencies. If approved, the new pilot would go into effect on May 31, 2011 after a nine-month ICC proceeding and would last two years.

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PECO Energy Procurement: On October 15, 2010, PECO announced the results of the fourth and last of planned electricity purchases under its Default Service Provider program to serve residential customers that have not chosen a competitive electric generation supplier beginning January 1, 2011. At that time, the prices PECO and its customers pay for electricity will be based on competitive electric market pricing, after being capped for more than 10 years. When combined with the previous three electricity purchases, the average price to compare for PECO’s residential customers is 9.92 cents per kilowatt hour beginning January 1, 2011. The price to compare is the price that customers can use to evaluate offers for purchasing their electricity from competitive electric generation suppliers.

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PECO Electric and Gas Delivery Rate Cases: On August 31, 2010, PECO filed joint settlement petitions for consideration by the Pennsylvania Public Utility Commission (PAPUC) that reflect agreements reached with all interested parties on the increases in natural gas and electric delivery charges beginning January 1, 2011. The settlements reflect an increase of $20 million in annual natural gas service revenue, which is approximately 46 percent of the $44 million originally requested, and a $225 million increase in annual electric service revenue, which is approximately 71 percent of the $316 million originally requested. The settlements are subject to administrative law judge review and PAPUC approval by mid-December 2010. Based on the electric delivery rate case settlement and electricity purchases, PECO now estimates that total prices for residential electric customers will increase about 5 percent on January 1, 2011.

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Financing Activities: On July 27, 2010, ComEd issued $500 million of 4.00 percent First Mortgage Bonds due August 1, 2020. The net proceeds of the bonds were used to refinance maturing first mortgage bonds, to make a contribution to its pension funds, and to fund other general corporate purposes.

On September 30, 2010, Generation issued $550 million of Senior Notes maturing on October 1, 2020, with a coupon of 4.00 percent and $350 million of Senior Notes maturing on October 1, 2041, with a coupon of 5.75 percent. Generation will use the net proceeds from the sale to fund a portion of the purchase price Generation will pay for its pending acquisition of JDR, fees and expenses related to that acquisition, and for general corporate purposes.

OPERATING COMPANY RESULTS

Generation consists of owned and contracted electric generating facilities, wholesale energy marketing operations and competitive retail sales operations.

Third quarter 2010 net income was $605 million compared with $657 million in the third quarter of 2009. Third quarter 2010 net income included (all after tax) mark-to-market gains of $99 million from economic hedging activities before the elimination of intercompany transactions, unrealized gains of $60 million related to NDT fund investments, a charge of $35 million associated with the impairment of certain emissions allowances, costs of $14 million associated with the retirement of certain fossil generating units, a charge of $3 million for costs associated with the 2007 Illinois electric rate settlement and a charge of $1 million for external costs associated with the proposed acquisition of JDR. Third quarter 2009 net income included (all after tax), unrealized gains of $87 million related to NDT fund investments, mark-to-market gains of $77 million from economic hedging activities before the elimination of intercompany transactions, costs of $36 million associated with the early retirement of long-term debt, income of $32 million resulting from a reduction in the decommissioning obligation, costs of $9 million associated with the 2007 Illinois electric rate settlement and income of $2 million from the true-up of 2009 costs incurred for severance. Excluding the effects of these items, Generation’s net income in the third quarter of 2010 decreased $5 million compared with the same quarter last year primarily due to:

•	Lower energy gross margin largely due to lower energy prices under the power purchase agreement with PECO and higher nuclear fuel costs; and

•	Increased depreciation expense.

The decrease in net income was partially offset by:

•	The impact on energy gross margin of favorable capacity pricing related to RPM; and

•	Lower income tax expense due to tax benefits associated with an increase in the manufacturing deduction rate.

Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $35.11 per MWh in the third quarter of 2010 compared with $36.32 per MWh in the third quarter of 2009.

ComEd consists of the electricity transmission and distribution operations in northern Illinois.

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ComEd recorded net income of $121 million in the third quarter of 2010, compared with net income of $46 million in the third quarter of 2009. Third quarter net income in 2009 included costs of $2 million after tax associated with the 2007 Illinois electric rate settlement. Excluding the effects of this item, ComEd’s net income in the third quarter of 2010 was up $73 million from the same quarter last year primarily reflecting:

•	The effects of favorable weather conditions; and

•	Reversal in the third quarter of 2009 of previously recorded benefits related to an Illinois investment tax credit ruling.

The increase in net income was partially offset by higher storm costs.

In the third quarter of 2010, cooling degree-days in the ComEd service territory were up 107 percent relative to the same period in 2009 and were 37 percent above normal. ComEd’s total retail electric deliveries increased by 16 percent quarter over quarter, with gains in deliveries across all major customer classes, primarily driven by the effects of favorable weather conditions.

Weather-normalized retail electric deliveries increased by 1.1 percent from the third quarter of 2009, primarily reflecting customer growth and an increase in deliveries to the large commercial and industrial class. For ComEd, weather had a favorable after-tax effect of $44 million on third quarter 2010 earnings relative to 2009 and a favorable after-tax effect of $19 million relative to normal weather that is incorporated in Exelon’s earnings guidance.

PECO consists of the electricity transmission and distribution operations and the retail natural gas distribution business in southeastern Pennsylvania.

PECO’s net income in the third quarter of 2010 was $127 million, up from $92 million in the third quarter of 2009. Third quarter net income in 2009 included income of $1 million from the true-up of costs incurred for severance. Excluding the effects of this item, PECO’s net income in the third quarter of 2010 was up $36 million from the same quarter last year reflecting:

•	Increased CTC revenue to ensure full recovery in 2010 of stranded costs, which resulted in lower energy prices paid to Generation under the power purchase agreement;

•	The effects of favorable weather conditions; and

•	Lower interest expense on long-term debt.

The increase in net income was partially offset by:

•	Higher CTC amortization, which was in accordance with PECO’s 1998 Restructuring Settlement with the PAPUC; and

•	Higher operating and maintenance expense.

In the third quarter of 2010, cooling degree-days in the PECO service territory were up 37 percent from 2009 and were 29 percent above normal. Total retail electric deliveries were up 9 percent from last year, reflecting an increase in deliveries across all major customer classes, primarily driven by the effects of favorable weather conditions.

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Weather-normalized retail electric deliveries increased by 0.5 percent from the third quarter of 2009, primarily reflecting increased residential deliveries. For PECO, weather had a favorable after-tax effect of $32 million on third quarter 2010 earnings relative to 2009 and a favorable after-tax effect of $20 million relative to normal weather that is incorporated in Exelon’s earnings guidance.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliations on pages 7 and 8, are posted on Exelon’s Web site: www.exeloncorp.com and have been furnished to the Securities and Exchange Commission on Form 8-K on October 22, 2010.

Conference call information: Exelon has scheduled a conference call for 11:00 AM ET (10:00 AM CT) on October 22, 2010. The call-in number in the U.S. and Canada is 866-503-0696, and the international call-in number is 973-935-8753. If requested, the conference ID number is 15729584. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investors page.)

Telephone replays will be available until November 5. The U.S. and Canada call-in number for replays is 800-642-1687, and the international call-in number is 706-645-9291. The conference ID number is 15729584.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2009 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Third Quarter 2010 Quarterly Report on Form 10-Q (to be filed on October 22, 2010) in (a) Part II, Other Information, ITEM 1A. Risk Factors, (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 13 and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Exelon Corporation is one of the nation’s largest electric utilities with more than $17 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in northern Illinois and southeastern Pennsylvania and natural gas to approximately 486,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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Earnings Release Attachments

Consolidating Statements of Operations - Three Months Ended September 30, 2010 and 2009	1

Consolidating Statements of Operations - Nine Months Ended September 30, 2010 and 2009	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three and Nine Months Ended September 30, 2010 and 2009	3

Business Segment Comparative Statements of Operations - PECO and Other - Three and Nine Months Ended September 30, 2010 and 2009	4

Consolidated Balance Sheets - September 30, 2010 and December 31, 2009	5

Consolidated Statements of Cash Flows - Nine Months Ended September 30, 2010 and 2009	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended September 30, 2010 and 2009	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Nine Months Ended September 30, 2010 and 2009	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended September 30, 2010 and 2009	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Nine Months Ended September 30, 2010 and 2009	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three and Nine Months Ended September 30, 2010 and 2009	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three and Nine Months Ended September 30, 2010 and 2009	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three and Nine Months Ended September 30, 2010 and 2009	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three and Nine Months Ended September 30, 2010 and 2009	14

Exelon Generation Statistics - Three Months Ended September 30, 2010, June 30, 2010, March 31, 2010, December 31, 2009 and September 30, 2009	15

Exelon Generation Statistics - Nine Months Ended September 30, 2010 and 2009	16

ComEd Statistics - Three and Nine Months Ended September 30, 2010 and 2009	17

PECO Statistics - Three and Nine Months Ended September 30, 2010 and 2009	18

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended September 30, 2010
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,655	$1,918	$1,495	$(777)	$5,291

Operating expenses
Purchased power	494	1,112	650	(775)	1,481
Fuel	451	—	23	1	475
Operating and maintenance	649	298	176	(1)	1,122
Operating and maintenance for regulatory required programs (a)	—	22	15	—	37
Depreciation and amortization	121	126	326	5	578
Taxes other than income	57	81	90	4	232

Total operating expenses	1,772	1,639	1,280	(766)	3,925

Operating income (loss)	883	279	215	(11)	1,366

Other income and deductions
Interest expense	(37)	(82)	(38)	(18)	(175)
Other, net	192	3	3	8	206

Total other income and deductions	155	(79)	(35)	(10)	31

Income (loss) before income taxes	1,038	200	180	(21)	1,397

Income taxes	433	79	53	(13)	552

Net income (loss)	$605	$121	$127	$(8)	$845

	Three Months Ended September 30, 2009
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,445	$1,475	$1,327	$(908)	$4,339

Operating expenses
Purchased power	303	776	625	(908)	796
Fuel	379	—	26	(1)	404
Operating and maintenance	592	273	154	1	1,020
Operating and maintenance for regulatory required programs (a)	—	19	—	—	19
Depreciation and amortization	74	125	272	14	485
Taxes other than income	51	79	78	4	212

Total operating expenses	1,399	1,272	1,155	(890)	2,936

Operating income (loss)	1,046	203	172	(18)	1,403

Other income and deductions
Interest expense	(24)	(82)	(46)	(36)	(188)
Loss in equity method investments	(1)	—	(6)	(1)	(8)
Other, net	192	(19)	2	(27)	148

Total other income and deductions	167	(101)	(50)	(64)	(48)

Income (loss) before income taxes	1,213	102	122	(82)	1,355

Income taxes	556	56	30	(44)	598

Net income (loss)	$657	$46	$92	$(38)	$757

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Nine Months Ended September 30, 2010
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$7,428	$4,832	$4,220	$(2,330)	$14,150

Operating expenses
Purchased power	1,251	2,636	1,709	(2,323)	3,273
Fuel	1,191	—	278	—	1,469
Operating and maintenance	2,081	733	507	(23)	3,298
Operating and maintenance for regulatory required programs (a)	—	62	36	—	98
Depreciation and amortization	344	386	859	22	1,611
Taxes other than income	175	188	240	12	615

Total operating expenses	5,042	4,005	3,629	(2,312)	10,364

Operating income (loss)	2,386	827	591	(18)	3,786

Other income and deductions
Interest expense	(109)	(300)	(160)	(65)	(634)
Other, net	138	14	6	20	178

Total other income and deductions	29	(286)	(154)	(45)	(456)

Income (loss) before income taxes	2,415	541	437	(63)	3,330

Income taxes	867	295	134	(5)	1,291

Net income (loss)	$1,548	$246	$303	$(58)	$2,039

	Nine Months Ended September 30, 2009
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$7,424	$4,417	$4,045	$(2,684)	$13,202

Operating expenses
Purchased power	962	2,373	1,742	(2,677)	2,400
Fuel	1,295	—	346	(1)	1,640
Operating and maintenance	2,210	796	481	5	3,492
Operating and maintenance for regulatory required programs (a)	—	44	—	—	44
Depreciation and amortization	223	371	726	40	1,360
Taxes other than income	150	215	213	14	592

Total operating expenses	4,840	3,799	3,508	(2,619)	9,528

Operating income (loss)	2,584	618	537	(65)	3,674

Other income and deductions
Interest expense	(77)	(241)	(145)	(92)	(555)
Loss in equity method investments	(2)	—	(19)	—	(21)
Other, net	325	67	8	(33)	367

Total other income and deductions	246	(174)	(156)	(125)	(209)

Income (loss) before income taxes	2,830	444	381	(190)	3,465

Income taxes	1,133	169	106	(69)	1,339

Net income (loss)	$1,697	$275	$275	$(121)	$2,126

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	2009	Variance	2010	2009	Variance
Operating revenues	$2,655	$2,445	$210	$7,428	$7,424	$4

Operating expenses
Purchased power	494	303	191	1,251	962	289
Fuel	451	379	72	1,191	1,295	(104)
Operating and maintenance	649	592	57	2,081	2,210	(129)
Depreciation and amortization	121	74	47	344	223	121
Taxes other than income	57	51	6	175	150	25

Total operating expenses	1,772	1,399	373	5,042	4,840	202

Operating income	883	1,046	(163)	2,386	2,584	(198)

Other income and deductions
Interest expense	(37)	(24)	(13)	(109)	(77)	(32)
Loss in equity method investments	—	(1)	1	—	(2)	2
Other, net	192	192	—	138	325	(187)

Total other income and deductions	155	167	(12)	29	246	(217)

Income before income taxes	1,038	1,213	(175)	2,415	2,830	(415)

Income taxes	433	556	(123)	867	1,133	(266)

Net income	$605	$657	$(52)	$1,548	$1,697	$(149)

	ComEd

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	2009	Variance	2010	2009	Variance
Operating revenues	$1,918	$1,475	$443	$4,832	$4,417	$415

Operating expenses
Purchased power	1,112	776	336	2,636	2,373	263
Operating and maintenance	298	273	25	733	796	(63)
Operating and maintenance for regulatory required programs (a)	22	19	3	62	44	18
Depreciation and amortization	126	125	1	386	371	15
Taxes other than income	81	79	2	188	215	(27)

Total operating expenses	1,639	1,272	367	4,005	3,799	206

Operating income	279	203	76	827	618	209

Other income and deductions
Interest expense	(82)	(82)	—	(300)	(241)	(59)
Other, net	3	(19)	22	14	67	(53)

Total other income and deductions	(79)	(101)	22	(286)	(174)	(112)

Income before income taxes	200	102	98	541	444	97

Income taxes	79	56	23	295	169	126

Net income	$121	$46	$75	$246	$275	$(29)

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	2009	Variance	2010	2009	Variance
Operating revenues	$1,495	$1,327	$168	$4,220	$4,045	$175

Operating expenses
Purchased power	650	625	25	1,709	1,742	(33)
Fuel	23	26	(3)	278	346	(68)
Operating and maintenance	176	154	22	507	481	26
Operating and maintenance for regulatory required programs (a)	15	—	15	36	—	36
Depreciation and amortization	326	272	54	859	726	133
Taxes other than income	90	78	12	240	213	27

Total operating expenses	1,280	1,155	125	3,629	3,508	121

Operating income	215	172	43	591	537	54

Other income and deductions
Interest expense	(38)	(46)	8	(160)	(145)	(15)
Loss in equity method investments	—	(6)	6	—	(19)	19
Other, net	3	2	1	6	8	(2)

Total other income and deductions	(35)	(50)	15	(154)	(156)	2

Income before income taxes	180	122	58	437	381	56

Income taxes	53	30	23	134	106	28

Net income	$127	$92	$35	$303	$275	$28

	Other (b)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	2009	Variance	2010	2009	Variance
Operating revenues	$(777)	$(908)	$131	$(2,330)	$(2,684)	$354

Operating expenses
Purchased power	(775)	(908)	133	(2,323)	(2,677)	354
Fuel	1	(1)	2	—	(1)	1
Operating and maintenance	(1)	1	(2)	(23)	5	(28)
Depreciation and amortization	5	14	(9)	22	40	(18)
Taxes other than income	4	4	—	12	14	(2)

Total operating expenses	(766)	(890)	124	(2,312)	(2,619)	307

Operating loss	(11)	(18)	7	(18)	(65)	47

Other income and deductions
Interest expense	(18)	(36)	18	(65)	(92)	27
Loss in equity method investments	—	(1)	1	—	—	—
Other, net	8	(27)	35	20	(33)	53

Total other income and deductions	(10)	(64)	54	(45)	(125)	80

Loss before income taxes	(21)	(82)	61	(63)	(190)	127

Income taxes	(13)	(44)	31	(5)	(69)	64

Net loss	$(8)	$(38)	$30	$(58)	$(121)	$63

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidated Balance Sheets

(unaudited)

(in millions)

	September 30, 2010	December 31, 2009
ASSETS

Current assets
Cash and cash equivalents	$2,735	$2,010
Restricted cash and investments	26	40
Accounts receivable, net
Customer	1,816	1,563
Other	464	486
Mark-to-market derivative assets	522	376
Inventories, net
Fossil fuel	222	198
Materials and supplies	587	559
Other	388	209

Total current assets	6,760	5,441

Property, plant and equipment, net	28,554	27,341

Deferred debits and other assets
Regulatory assets	4,058	4,872
Nuclear decommissioning trust (NDT) funds	6,147	6,669
Investments	728	724
Goodwill	2,625	2,625
Mark-to-market derivative assets	671	649
Pledged assets for Zion Station decommissioning	801	—
Other	604	859

Total deferred debits and other assets	15,634	16,398

Total assets	$50,948	$49,180

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$65	$155
Short-term notes payable-accounts receivable agreement	225	—
Long-term debt due within one year	553	639
Long-term debt to PECO Energy Transition Trust due within one year	—	415
Accounts payable	1,056	1,345
Accrued expenses	1,203	923
Deferred income taxes	204	152
Mark-to-market derivative liabilities	67	198
Other	594	411

Total current liabilities	3,967	4,238

Long-term debt	11,662	10,995
Long-term debt to financing trusts	390	390

Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	6,153	5,750
Asset retirement obligations	3,243	3,434
Pension obligations	2,919	3,625
Non-pension postretirement benefit obligations	2,336	2,180
Spent nuclear fuel obligation	1,018	1,017
Regulatory liabilities	3,440	3,492
Mark-to-market derivative liabilities	8	23
Payable for Zion Station decommissioning	667	—
Other	1,103	1,309

Total deferred credits and other liabilities	20,887	20,830

Total liabilities	36,906	36,453

Preferred securities of subsidiary	87	87

Shareholders’ equity
Common stock	8,982	8,923
Treasury stock, at cost	(2,327)	(2,328)
Retained earnings	9,128	8,134
Accumulated other comprehensive loss, net	(1,828)	(2,089)

Total shareholders’ equity	13,955	12,640

Total liabilities and shareholders’ equity	$50,948	$49,180

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities
Net income	$2,039	$2,126
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel amortization	2,255	1,935
Impairment of long-lived assets	—	223
Deferred income taxes and amortization of investment tax credits	240	740
Net fair value changes related to derivatives	(281)	(74)
Net realized and unrealized gains on NDT fund investments	(49)	(183)
Other non-cash operating activities	468	464
Changes in assets and liabilities:
Accounts receivable	(172)	335
Inventories	(52)	41
Accounts payable, accrued expenses and other current liabilities	(53)	(591)
Option premiums paid, net	(101)	(39)
Counterparty collateral received, net	289	380
Income taxes	310	(176)
Pension and non-pension postretirement benefit contributions	(740)	(456)
Other assets and liabilities	(41)	(96)

Net cash flows provided by operating activities	4,112	4,629

Cash flows from investing activities
Capital expenditures	(2,382)	(2,252)
Proceeds from nuclear decommissioning trust fund sales	21,869	18,769
Investment in nuclear decommissioning trust funds	(21,977)	(18,949)
Change in restricted cash	427	32
Other investing activities	26	16

Net cash flows used in investing activities	(2,037)	(2,384)

Cash flows from financing activities
Changes in short-term debt	(90)	(71)
Issuance of long-term debt	1,398	1,987
Retirement of long-term debt	(827)	(1,515)
Retirement of long-term debt of variable interest entity	(806)	—
Retirement of long-term debt to financing affiliates	—	(533)
Dividends paid on common stock	(1,042)	(1,038)
Proceeds from employee stock plans	34	28
Other financing activities	(17)	—

Net cash flows used in financing activities	(1,350)	(1,142)

Increase in cash and cash equivalents	725	1,103
Cash and cash equivalents at beginning of period	2,010	1,271

Cash and cash equivalents at end of period	$2,735	$2,374

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended September 30, 2010				Three Months Ended September 30, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$5,291	$5	(c)	$5,296	$4,339	$16	(c)	$4,355

Operating expenses
Purchased power	1,481	107	(d)	1,588	796	89	(d)	885
Fuel	475	(1	)(d),(e)	474	404	37	(d)	441
Operating and maintenance	1,122	(2	)(f),(g)	1,120	1,020	46	(c),(g),(i),(j)	1,066
Operating and maintenance for regulatory required programs (b)	37	—		37	19	—		19
Depreciation and amortization	578	(22	)(f)	556	485	—		485
Taxes other than income	232	—		232	212	—		212

Total operating expenses	3,925	82		4,007	2,936	172		3,108

Operating income	1,366	(77)		1,289	1,403	(156)		1,247

Other income and deductions
Interest expense	(175)	—		(175)	(188)	3	(k)	(185)
Loss in equity method investments	—	—		—	(8)	—		(8)
Other, net	206	(173	)(h)	33	148	(152	)(h),(k)	(4)

Total other income and deductions	31	(173)		(142)	(48)	(149)		(197)

Income before income taxes	1,397	(250)		1,147	1,355	(305)		1,050

Income taxes	552	(144	)(c),(d),(e),(f),(g),(h)	408	598	(181	)(c),(d),(g),(h),(i),(j),(k)	417

Net income	$845	$(106)		$739	$757	$(124)		$633

Effective tax rate	39.5%			35.6%	44.1%			39.7%

Earnings per average common share
Basic	$1.28	$(0.16)		$1.12	$1.15	$(0.19)		$0.96
Diluted	$1.27	$(0.16)		$1.11	$1.14	$(0.18)		$0.96

Average common shares outstanding
Basic	662			662	660			660
Diluted	663			663	662			662
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
2007 Illinois electric rate settlement (c)		$—				$0.02
Mark-to-market impact of economic hedging activities (d)		(0.14)				(0.12)
Impairment of certain emissions allowances (e)		0.05				—
Retirement of fossil generating units (f)		0.02				—
Proposed acquisition costs (g)		—				0.01
Unrealized gains related to NDT fund investments (h)		(0.09)				(0.13)
Decommissioning obligation (i)		—				(0.05)
2009 restructuring charges (j)		—				—
Costs associated with early debt retirements (k)		—				0.09

Total adjustments		$(0.16)				$(0.18)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(c)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(e)

Adjustment to exclude a non-cash charge for the impairment of certain SO2 emission allowances as a result of declining market prices since the release of the Environmental Protection Agency’s (EPA) proposed Transport Rule on July 6, 2010.

(f)	Adjustment to exclude costs associated with the planned retirement of fossil generating units.
(g)	Adjustment to exclude external costs associated with Exelon’s proposed acquisitions of John Deere Renewables, LLC (JDR) and NRG Energy, Inc. (NRG).
(h)	Adjustment to exclude the unrealized gains in 2010 and 2009 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(i)	Adjustment to exclude the decrease in 2009 in Exelon’s decommissioning obligation.
(j)	Adjustment to exclude 2009 charges associated with the elimination of management and staff positions pursuant to Exelon’s ongoing cost savings program.
(k)	Adjustment to exclude 2009 costs associated with early debt retirement.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Nine Months Ended September 30, 2010				Nine Months Ended September 30, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$14,150	$18	(c),(d)	$14,168	$13,202	$82	(c)	$13,284

Operating expenses
Purchased power	3,273	142	(e)	3,415	2,400	129	(e)	2,529
Fuel	1,469	74	(e),(f)	1,543	1,640	9	(e)	1,649
Operating and maintenance	3,298	(1	)(g),(h),(i)	3,297	3,492	(241	)(c),(i),(l),(m),(n)	3,251
Operating and maintenance for regulatory required programs (b)	98	—		98	44	—		44
Depreciation and amortization	1,611	(57	)(h)	1,554	1,360	—		1,360
Taxes other than income	615	—		615	592	—		592

Total operating expenses	10,364	158		10,522	9,528	(103)		9,425

Operating income	3,786	(140)		3,646	3,674	185		3,859

Other income and deductions
Interest expense	(634)	103	(j)	(531)	(555)	12	(j),(o)	(543)
Loss in equity method investments	—	—		—	(21)	—		(21)
Other, net	178	(72	)(j),(k)	106	367	(308	)(j),(k)	59

Total other income and deductions	(456)	31		(425)	(209)	(296)		(505)

Income before income taxes	3,330	(109)		3,221	3,465	(111)		3,354

Income taxes	1,291	(127	)(c),(d),(e),(f),(g),(h),(i),(j),(k)	1,164	1,339	(97	)(c),(e),(i),(j),(k),(l),(m),(n),(o)	1,242

Net income	$2,039	$18		$2,057	$2,126	$(14)		$2,112

Effective tax rate	38.8%			36.1%	38.6%			37.0%

Earnings per average common share
Basic	$3.08	$0.02		$3.10	$3.22	$(0.02)		$3.20
Diluted	$3.08	$0.02		$3.10	$3.21	$(0.02)		$3.19

Average common shares outstanding
Basic	661			661	659			659
Diluted	662			662	661			661
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
2007 Illinois electric rate settlement (c)		$0.01				$0.08
City of Chicago settlement (d)		—				—
Mark-to-market impact of economic hedging activities (e)		(0.25)				(0.12)
Impairment of certain emissions allowances (f)		0.05				—
Charge resulting from health care legislation (g)		0.10				—
Retirement of fossil generating units (h)		0.05				—
Proposed acquisition costs (i)		—				0.03
Remeasurement of income tax uncertainties (j)		0.10				(0.10)
Unrealized gains related to NDT fund investments (k)		(0.04)				(0.18)
Decommissioning obligation (l)		—				(0.05)
2009 restructuring charges (m)		—				0.03
Impairment of certain generating assets (n)		—				0.20
Costs associated with early debt retirements (o)		—				0.09

Total adjustments		$0.02				$(0.02)

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(c)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(d)	Adjustment to exclude the costs associated with ComEd’s 2007 settlement agreement with the City of Chicago.
(e)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(f)

Adjustment to exclude a non-cash charge for the impairment of certain SO2 emission allowances as a result of declining market prices since the release of the EPA’s proposed Transport Rule on July 6, 2010.

(g)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(h)	Adjustment to exclude costs associated with the planned retirement of fossil generating units.
(i)	Adjustment to exclude external costs associated with Exelon’s proposed acquisitions of JDR and NRG.
(j)	Adjustment to exclude 2010 and 2009 remeasurements of income tax uncertainties and a 2009 change in state deferred income taxes.
(k)	Adjustment to exclude the unrealized gains in 2010 and 2009 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(l)	Adjustment to exclude the decrease in 2009 in Exelon’s decommissioning obligation.
(m)	Adjustment to exclude 2009 charges associated with the elimination of management and staff positions pursuant to Exelon’s ongoing cost savings program.
(n)	Adjustment to exclude a non-cash charge for the impairment of certain of Generation’s Texas plants recorded during the first quarter of 2009.
(o)	Adjustment to exclude 2009 costs associated with early debt retirement.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended September 30, 2010 and 2009

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other	Exelon
2009 GAAP Earnings (Loss)	$1.14	$657	$46	$92	$(38)	$757

2009 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	0.02	9	2	—	—	11
Mark-to-Market Impact of Economic Hedging Activities	(0.12)	(77)	—	—	—	(77)
Unrealized Gains Related to NDT Fund Investments (1)	(0.13)	(87)	—	—	—	(87)
Decommissioning Obligation (2)	(0.05)	(32)	—	—	—	(32)
NRG Acquisition Costs (3)	0.01	—	—	—	6	6
2009 Restructuring Charges (4)	—	(2)	—	(1)	—	(3)
Costs Associated with Early Debt Retirements (5)	0.09	36	—	—	22	58

2009 Adjusted (non-GAAP) Operating Earnings (Loss)	0.96	504	48	91	(10)	633

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Output (6)	(0.01)	(7)	—	—	—	(7)
Nuclear Fuel Costs (7)	(0.03)	(20)	—	—	—	(20)
Reliability Pricing Model (RPM) Capacity Pricing	0.06	42	—	—	—	42
Market and Portfolio Conditions (8)	0.02	13	—	—	—	13
ComEd and PECO Margins:
Weather	0.11	—	44	32	—	76
Load	—	—	—	1	—	1
Other Energy Delivery	(0.01)	—	(1)	(4)	—	(5)
Competitive Transition Charge (CTC) Recoveries (9)	—	(56)	—	63	(7)	—
Operating and Maintenance Expense:
Bad Debt (10)	0.01	1	14	(8)	—	7
Labor, Contracting and Materials (11)	(0.04)	(13)	(4)	(6)	—	(23)
Planned Nuclear Refueling Outages (12)	0.02	16	—	—	—	16
Other Operating and Maintenance (13)	(0.02)	—	(6)	—	(11)	(17)
Pension and Non-Pension Postretirement Benefits (14)	—	(3)	(2)	—	4	(1)
Depreciation and Amortization Expense (15)	(0.01)	(15)	(1)	(1)	8	(9)
Scheduled CTC Amortization Expense (16)	(0.06)	—	—	(37)	—	(37)
Reversal of Benefit From Tax Ruling (17)	0.06	8	35	—	(1)	42
Income Taxes (18)	0.04	32	(2)	(7)	(1)	22
Interest Expense (19)	0.01	(10)	(4)	10	13	9
Other (20)	—	7	—	(7)	(3)	(3)

2010 Adjusted (non-GAAP) Operating Earnings (Loss)	1.11	499	121	127	(8)	739

2010 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	—	(3)	—	—	—	(3)
Mark-to-Market Impact of Economic Hedging Activities	0.14	99	—	—	—	99
Unrealized Gains Related to NDT Fund Investments (1)	0.09	60	—	—	—	60
Retirement of Fossil Generating Units (21)	(0.02)	(14)	—	—	—	(14)
Impairment of Certain Emissions Allowances (22)	(0.05)	(35)	—	—	—	(35)
JDR Acquisition Costs (23)	—	(1)	—	—	—	(1)

2010 GAAP Earnings (Loss)	$1.27	$605	$121	$127	$(8)	$845

(1)	Reflects the impact of unrealized gains in 2009 and 2010 on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Reflects a decrease in 2009 of Generation’s decommissioning obligation liability primarily related to the former AmerGen nuclear plants.
(3)	Reflects external costs incurred in 2009 associated with Exelon’s proposed acquisition of NRG, which was terminated in July 2009.
(4)	Reflects severance expense associated with the elimination of management and staff positions pursuant to Exelon’s ongoing cost savings program.
(5)	Reflects 2009 costs associated with early debt retirements at Generation and Exelon Corporate.
(6)	Primarily reflects the impact of increased unplanned nuclear outage days in the Mid-Atlantic region in 2010, including Salem.
(7)	Reflects the impact of higher nuclear fuel prices.
(8)	Primarily reflects the impact of an increase in realized market prices for the sale of energy.
(9)	Reflects increased CTC revenues at PECO resulting in lower energy prices paid to Generation under the PPA, which expires December 31, 2010. Generation and PECO’s marginal tax rate differences are reflected at Exelon Corporate.
(10)	For ComEd, reflects increased collection activities and the impact of 2010 activity associated with its bad debt rider. For PECO, reflects an increase in the bad debt reserve as a result of higher revenues and receivables.
(11)	Primarily reflects the impact of increased wages and other benefits and the impact of inflation related to contracting and materials expense (exclusive of planned nuclear refueling outages and incremental storm costs as disclosed in numbers 12 and 13 below).
(12)	Primarily reflects the impact of decreased planned nuclear outage days in 2010, excluding Salem.
(13)	Primarily reflects increased storm costs in the ComEd service territory, partially offset by reduced stock-based compensation costs across the operating companies.
(14)	Primarily reflects the impact of a lower assumed discount rate used in 2010 as compared to 2009 to calculate the pension and other postretirement benefit obligations.
(15)	Primarily reflects increased depreciation expense across the operating companies due to ongoing capital expenditures and the impact of a first quarter 2010 depreciation study at Generation.
(16)	Reflects increased scheduled amortization expense of CTCs at PECO, which will be fully amortized at the end of the transition period on December 31, 2010.
(17)	Reflects the 2009 reversal of benefits associated with investment tax credits as a result of the modified opinion issued by the Illinois Supreme Court in July 2009.
(18)	Primarily reflects an increase in Generation’s tax benefits associated with an increase in the manufacturing deduction rate.
(19)	Primarily reflects lower interest expense at PECO and Exelon Corporate due to lower outstanding debt, partially offset by increased interest expense at Generation due to higher outstanding debt.
(20)	Primarily reflects increased taxes other than income at Generation and PECO, partially offset by realized gains associated with NDT funds at Generation as a result of favorable market conditions in 2010.
(21)	Primarily reflects accelerated depreciation expense associated with the planned retirement of four fossil generating units.
(22)	Reflects the impairment of certain SO2 emission allowances as a result of declining market prices since the release of the EPA’s proposed Transport Rule on July 6, 2010.
(23)	Reflects external costs incurred associated with Exelon’s proposed acquisition of JDR.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Nine Months Ended September 30, 2010 and 2009

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other	Exelon
2009 GAAP Earnings (Loss)	$3.21	$1,697	$275	$275	$(121)	$2,126

2009 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	0.08	49	3	—	—	52
Mark-to-Market Impact of Economic Hedging Activities	(0.12)	(84)	—	—	—	(84)
Unrealized Gains Related to NDT Fund Investments (1)	(0.18)	(119)	—	—	—	(119)
Decommissioning Obligation (2)	(0.05)	(32)	—	—	—	(32)
NRG Acquisition Costs (3)	0.03	—	—	—	20	20
Impairment of Certain Generating Assets (4)	0.20	135	—	—	—	135
2009 Restructuring Charges (5)	0.03	7	13	1	1	22
Non-Cash Remeasurement of Income Tax Uncertainties and Reassessment of State Deferred Income Taxes (6)	(0.10)	(38)	(40)	—	12	(66)
Costs Associated with Early Debt Retirements (7)	0.09	36	—	—	22	58

2009 Adjusted (non-GAAP) Operating Earnings (Loss)	3.19	1,651	251	276	(66)	2,112

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Output (8)	(0.06)	(40)	—	—	—	(40)
Nuclear Fuel Costs (9)	(0.08)	(55)	—	—	—	(55)
RPM Capacity Pricing	0.12	77	—	—	—	77
Market and Portfolio Conditions (10)	(0.10)	(66)	—	—	—	(66)
ComEd and PECO Margins:
Weather	0.15	—	50	48	—	98
Load	0.01	—	3	1	—	4
Other Energy Delivery	(0.03)	—	(4)	(16)	—	(20)
CTC Recoveries (11)	—	(119)	—	132	(13)	—
Operating and Maintenance Expense:
Bad Debt (12)	0.03	1	17	4	—	22
Recovery of Prior Year Bad Debt Expense at ComEd (13)	0.06	—	36	—	—	36
Labor, Contracting and Materials (14)	(0.03)	(19)	13	(11)	—	(17)
Planned Nuclear Refueling Outages (15)	(0.02)	(11)	—	—	—	(11)
Other Operating and Maintenance (16)	(0.04)	6	(8)	(11)	(14)	(27)
Pension and Non-Pension Postretirement Benefits (17)	(0.02)	(12)	(2)	(1)	4	(11)
Depreciation and Amortization Expense (18)	(0.06)	(41)	(8)	(5)	13	(41)
Scheduled CTC Amortization Expense (19)	(0.13)	—	—	(88)	—	(88)
Income Taxes (20)	0.06	36	(7)	(6)	22	45
Interest Expense (21)	0.03	(25)	3	27	18	23
Other (22)	0.02	6	23	(15)	2	16

2010 Adjusted (non-GAAP) Operating Earnings (Loss)	3.10	1,389	367	335	(34)	2,057

2010 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	(0.01)	(9)	(1)	—	—	(10)
Mark-to-Market Impact of Economic Hedging Activities	0.25	166	—	—	—	166
Unrealized Gains Related to NDT Fund Investments (1)	0.04	28	—	—	—	28
City of Chicago Settlement with ComEd	—	—	(2)	—	—	(2)
Retirement of Fossil Generating Units (23)	(0.05)	(34)	—	—	—	(34)
Non-Cash Charge Resulting From Health Care Legislation (24)	(0.10)	(26)	(12)	(10)	(17)	(65)
Non-Cash Remeasurement of Income Tax Uncertainties (6)	(0.10)	70	(106)	(22)	(7)	(65)
Impairment of Certain Emissions Allowances (25)	(0.05)	(35)	—	—	—	(35)
JDR Acquisition Costs (26)	—	(1)	—	—	—	(1)

2010 GAAP Earnings (Loss)	$3.08	$1,548	$246	$303	$(58)	$2,039

(1)	Reflects the impact of unrealized gains in 2009 and 2010 on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Reflects a decrease in 2009 of Generation’s decommissioning obligation liability primarily related to the former AmerGen nuclear plants.
(3)	Reflects external costs incurred in 2009 associated with Exelon’s proposed acquisition of NRG, which was terminated in July 2009.
(4)	Reflects the impact of the impairment of certain of Generation’s Texas plants recorded during the first quarter of 2009.
(5)	Reflects severance expense associated with the elimination of management and staff positions pursuant to Exelon’s ongoing cost savings program.
(6)	For 2009, reflects the impacts of a remeasurement of income tax uncertainties related to ComEd’s 1999 sale of fossil generating units and a reassessment of anticipated apportionment of Exelon’s income. For 2010, reflects the impact of a remeasurement of income tax uncertainties related to ComEd’s 1999 sale of fossil generating assets and related to CTCs received by PECO.
(7)	Reflects 2009 costs associated with early debt retirements at Generation and Exelon Corporate.
(8)	Primarily reflects the impact of increased planned nuclear outage days in 2010, including Salem, partially due to steam generator replacement at Three Mile Island.
(9)	Reflects the impact of higher nuclear fuel prices.
(10)	Primarily reflects the impact of a decrease in realized market prices for the sale of energy.
(11)	Reflects increased CTC revenues at PECO resulting in lower energy prices paid to Generation under the PPA, which expires on December 31, 2010. Generation and PECO’s marginal tax rate differences are reflected at Exelon Corporate.
(12)	For ComEd, reflects increased collection activities and the impact of 2010 activity associated with its bad debt rider.
(13)	Reflects a credit for the recovery of 2008 and 2009 bad debt expense pursuant to the ICC’s February 2010 approval of a bad debt rider, partially offset by a contribution mandated by Illinois legislation.
(14)	Primarily reflects the impact of increased wages and other benefits and the impact of inflation related to contracting and materials expense (exclusive of planned nuclear refueling outages and incremental storm costs as disclosed in numbers 15 and 16 below), partially offset by the impact of Exelon’s ongoing cost savings program.
(15)	Primarily reflects the impact of increased planned nuclear outage days in 2010, excluding Salem, partially due to steam generator replacement at Three Mile Island.
(16)	Primarily reflects increased storm costs in the ComEd and PECO service territories and increased nuclear refueling outage costs related to Generation’s ownership interest in Salem, partially offset by reduced stock-based compensation costs across the operating companies.
(17)	Primarily reflects the impact of a lower assumed discount rate used in 2010 as compared to 2009 to calculate the pension and other postretirement benefit obligations.
(18)	Primarily reflects increased depreciation expense across the operating companies due to ongoing capital expenditures and the impact of a first quarter 2010 depreciation study at Generation.
(19)	Reflects increased scheduled amortization expense of CTCs at PECO, which will be fully amortized at the end of the transition period on December 31, 2010.
(20)	Primarily reflects an increase in Generation’s tax benefits associated with an increase in the manufacturing deduction rate, partially offset by the 2009 impact of tax planning opportunities.
(21)	Primarily reflects lower interest expense at PECO and Exelon Corporate due to lower outstanding debt, partially offset by higher interest expense at Generation due to higher outstanding debt.
(22)	Primarily reflects projected refunds related to Illinois electric distribution taxes at ComEd and realized gains associated with NDT funds at Generation as a result of favorable market conditions in 2010, partially offset by increased taxes other than income at Generation and PECO.
(23)	Primarily reflects accelerated depreciation expense associated with the planned retirement of four fossil generating units.
(24)	Reflects a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(25)	Reflects the impairment of certain SO2 emission allowances as a result of declining market prices since the release of the EPA’s proposed Transport Rule on July 6, 2010.
(26)	Reflects external costs incurred associated with Exelon’s proposed acquisition of JDR.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended September 30, 2010				Three Months Ended September 30, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$2,655	$5	(b)	$2,660	$2,445	$14	(b)	$2,459
Operating expenses
Purchased power	494	107	(c)	601	303	89	(c)	392
Fuel	451	(1	)(c),(d)	450	379	37	(c)	416
Operating and maintenance	649	(2	)(e),(f)	647	592	55	(h),(i)	647
Depreciation and amortization	121	(22	)(f)	99	74	—		74
Taxes other than income	57	—		57	51	—		51

Total operating expenses	1,772	82		1,854	1,399	181		1,580

Operating income	883	(77)		806	1,046	(167)		879

Other income and deductions
Interest expense	(37)	—		(37)	(24)	2	(j)	(22)
Loss in equity method investments	—	—		—	(1)	—		(1)
Other, net	192	(173	)(g)	19	192	(188	)(g),(j)	4

Total other income and deductions	155	(173)		(18)	167	(186)		(19)

Income before income taxes	1,038	(250)		788	1,213	(353)		860

Income taxes	433	(144	)(b),(c),(d),(e),(f),(g)	289	556	(200	)(b),(c),(g),(h),(i),(j)	356

Net income	$605	$(106)		$499	$657	$(153)		$504

	Nine Months Ended September 30, 2010				Nine Months Ended September 30, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$7,428	$14	(b)	$7,442	$7,424	$78	(b)	$7,502

Operating expenses
Purchased power	1,251	142	(c)	1,393	962	129	(c)	1,091
Fuel	1,191	74	(c),(d)	1,265	1,295	9	(c)	1,304
Operating and maintenance	2,081	(4	)(e),(f),(k)	2,077	2,210	(181	)(h),(i),(m)	2,029
Depreciation and amortization	344	(57	)(f)	287	223	—		223
Taxes other than income	175	—		175	150	—		150

Total operating expenses	5,042	155		5,197	4,840	(43)		4,797

Operating income	2,386	(141)		2,245	2,584	121		2,705

Other income and deductions
Interest expense	(109)	—		(109)	(77)	2	(j)	(75)
Loss in equity method investments	—	—		—	(2)	—		(2)
Other, net	138	(74	)(g)	64	325	(294	)(g),(j),(n)	31

Total other income and deductions	29	(74)		(45)	246	(292)		(46)

Income before income taxes	2,415	(215)		2,200	2,830	(171)		2,659

Income taxes	867	(56	)(b),(c),(d),(e),(f),(g),(k)	811	1,133	(125	)(b),(c),(g),(h),(i),(j),(m),(n)	1,008

Net income	$1,548	$(159)		$1,389	$1,697	$(46)		$1,651

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(d)

Adjustment to exclude a non-cash charge for the impairment of certain SO2 emission allowances as a result of declining market prices since the release of the EPA’s proposed Transport Rule on July 6, 2010.

(e)	Adjustment to exclude the costs associated with Exelon’s proposed acquisition of JDR.
(f)	Adjustment to exclude costs associated with the planned retirement of fossil generating units.
(g)	Adjustment to exclude the unrealized gains in 2010 and 2009 associated with Generation’s NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(h)	Adjustment to exclude the decrease in 2009 in Generation’s decommissioning obligation.
(i)	Adjustment to exclude 2009 charges associated with the elimination of management and staff positions pursuant to Exelon’s ongoing cost savings program.
(j)	Adjustment to exclude 2009 costs associated with early debt retirements.
(k)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(l)	Adjustment to exclude a 2010 remeasurement of income tax uncertainties.
(m)	Adjustment to exclude a non-cash charge for the impairment of certain of Generation’s Texas plants recorded during the first quarter of 2009.
(n)	Adjustment to exclude a change in state deferred income taxes.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd

	Three Months Ended September 30, 2010				Three Months Ended September 30, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$1,918	$—		$1,918	$1,475	$2	(c)	$1,477

Operating expenses
Purchased power	1,112	—		1,112	776	—		776
Operating and maintenance	298	—		298	273	(2	)(c),(d)	271
Operating and maintenance for regulatory required programs (b)	22	—		22	19	—		19
Depreciation and amortization	126	—		126	125	—		125
Taxes other than income	81	—		81	79	—		79

Total operating expenses	1,639	—		1,639	1,272	(2)		1,270

Operating income	279	—		279	203	4		207

Other income and deductions
Interest expense	(82)	—		(82)	(82)	—		(82)
Other, net	3	—		3	(19)	—		(19)

Total other income and deductions	(79)	—		(79)	(101)	—		(101)

Income before income taxes	200	—		200	102	4		106

Income taxes	79	—		79	56	2	(c),(d)	58

Net income	$121	$—		$121	$46	$2		$48

	Nine Months Ended September 30, 2010				Nine Months Ended September 30, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,832	$4	(c),(e)	$4,836	$4,417	$4	(c)	$4,421

Operating expenses
Purchased power	2,636	—		2,636	2,373	—		2,373
Operating and maintenance	733	(3	)(f)	730	796	(21	)(c),(d)	775
Operating and maintenance for regulatory required programs (b)	62			62	44	—		44
Depreciation and amortization	386	—		386	371	—		371
Taxes other than income	188	—		188	215	—		215

Total operating expenses	4,005	(3)		4,002	3,799	(21)		3,778

Operating income	827	7		834	618	25		643

Other income and deductions
Interest expense	(300)	59	(g)	(241)	(241)	(6	)(g)	(247)
Other, net	14	—		14	67	(60	)(g)	7

Total other income and deductions	(286)	59		(227)	(174)	(66)		(240)

Income before income taxes	541	66		607	444	(41)		403

Income taxes	295	(55	)(c),(e),(f),(g)	240	169	(17	)(c),(d),(g)	152

Net income	$246	$121		$367	$275	$(24)		$251

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(c)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(d)	Adjustment to exclude 2009 charges associated with the elimination of management and staff positions pursuant to Exelon’s ongoing cost savings program.
(e)	Adjustment to exclude the costs associated with ComEd’s 2007 settlement agreement with the City of Chicago.
(f)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(g)	Adjustment to exclude 2010 and 2009 remeasurements of income tax uncertainties.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended September 30, 2010				Three Months Ended September 30, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$1,495	$—		$1,495	$1,327	$—		$1,327

Operating expenses
Purchased power	650	—		650	625	—		625
Fuel	23	—		23	26	—		26
Operating and maintenance	176	—		176	154	2	(c)	156
Operating and maintenance for regulatory required programs (b)	15	—		15	—	—		—
Depreciation and amortization	326	—		326	272	—		272
Taxes other than income	90	—		90	78	—		78

Total operating expenses	1,280	—		1,280	1,155	2		1,157

Operating income	215	—		215	172	(2)		170

Other income and deductions
Interest expense	(38)	—		(38)	(46)	—		(46)
Loss in equity method investments	—	—		—	(6)	—		(6)
Other, net	3	—		3	2	—		2

Total other income and deductions	(35)	—		(35)	(50)	—		(50)

Income before income taxes	180	—		180	122	(2)		120

Income taxes	53	—		53	30	(1	)(c)	29

Net income	$127	$—		$127	$92	$(1)		$91

	Nine Months Ended September 30, 2010				Nine Months Ended September 30, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,220	$—		$4,220	$4,045	$—		$4,045

Operating expenses
Purchased power	1,709	—		1,709	1,742	—		1,742
Fuel	278	—		278	346	—		346
Operating and maintenance	507	(2	)(d)	505	481	(3	)(c)	478
Operating and maintenance for regulatory required programs (b)	36	—		36	—	—		—
Depreciation and amortization	859	—		859	726	—		726
Taxes other than income	240	—		240	213	—		213

Total operating expenses	3,629	(2)		3,627	3,508	(3)		3,505

Operating income	591	2		593	537	3		540

Other income and deductions
Interest expense	(160)	36	(e)	(124)	(145)	—		(145)
Loss in equity method investments	—	—		—	(19)	—		(19)
Other, net	6	2	(e)	8	8	—		8

Total other income and deductions	(154)	38		(116)	(156)	—		(156)

Income before income taxes	437	40		477	381	3		384

Income taxes	134	8	(d),(e)	142	106	2	(c)	108

Net income	$303	$32		$335	$275	$1		$276

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(c)	Adjustment to exclude 2009 charges associated with the elimination of management and staff positions pursuant to Exelon’s ongoing cost savings program.
(d)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(e)	Adjustment to exclude a 2010 remeasurement of income tax uncertainties.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other

	Three Months Ended September 30, 2010				Three Months Ended September 30, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(777)	$—		$(777)	$(908)	$—		$(908)

Operating expenses
Purchased power	(775)	—		(775)	(908)	—		(908)
Fuel	1	—		1	(1)	—		(1)
Operating and maintenance	(1)	—		(1)	1	(9	)(b)	(8)
Depreciation and amortization	5	—		5	14	—		14
Taxes other than income	4	—		4	4	—		4

Total operating expenses	(766)	—		(766)	(890)	(9)		(899)

Operating loss	(11)	—		(11)	(18)	9		(9)

Other income and deductions
Interest expense	(18)	—		(18)	(36)	1	(c)	(35)
Loss in equity method investments					(1)	—		(1)
Other, net	8	—		8	(27)	36	(c)	9

Total other income and deductions	(10)	—		(10)	(64)	37		(27)

Loss before income taxes	(21)	—		(21)	(82)	46		(36)

Income taxes	(13)	—		(13)	(44)	18	(b),(c)	(26)

Net loss	$(8)	$—		$(8)	$(38)	$28		$(10)

	Nine Months Ended September 30, 2010				Nine Months Ended September 30, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$(2,330)	$—		$(2,330)	$(2,684)	$—		$(2,684)

Operating expenses
Purchased power	(2,323)	—		(2,323)	(2,677)	—		(2,677)
Fuel	—	—		—	(1)	—		(1)
Operating and maintenance	(23)	8	(d)	(15)	5	(36	)(b),(f)	(31)
Depreciation and amortization	22	—		22	40	—		40
Taxes other than income	12	—		12	14	—		14

Total operating expenses	(2,312)	8		(2,304)	(2,619)	(36)		(2,655)

Operating loss	(18)	(8)		(26)	(65)	36		(29)

Other income and deductions
Interest expense	(65)	8	(e)	(57)	(92)	16	(c),(e)	(76)
Other, net	20	—		20	(33)	46	(c),(e)	13

Total other income and deductions	(45)	8		(37)	(125)	62		(63)

Loss before income taxes	(63)	—		(63)	(190)	98		(92)

Income taxes	(5)	(24	)(d),(e)	(29)	(69)	43	(b),(c),(e),(f)	(26)

Net loss	$(58)	$24		$(34)	$(121)	$55		$(66)

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude external costs associated with Exelon’s proposed acquisition of NRG, which was terminated in July 2009.
(c)	Adjustment to exclude 2009 costs associated with early debt retirements.
(d)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(e)	Adjustment to exclude 2010 and 2009 remeasurements of income tax uncertainties and a 2009 change in state deferred income taxes.
(f)	Adjustment to exclude 2009 charges associated with the elimination of management and staff positions pursuant to Exelon’s ongoing cost savings program.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	Sept. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sept. 30, 2009
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic (a)	12,076	11,691	11,776	11,137	12,349
Midwest	23,675	23,344	22,333	22,472	23,335

Total Nuclear Generation	35,751	35,035	34,109	33,609	35,684
Fossil, Hydro and Solar Generation
Mid-Atlantic (b)	2,582	2,175	2,564	1,986	2,044
Midwest	16	7	—	—	—
South	691	310	119	48	645

Total Fossil, Hydro and Solar Generation	3,289	2,492	2,683	2,034	2,689
Purchased Power
Mid-Atlantic	599	414	463	342	531
Midwest	1,774	1,568	1,914	1,991	1,923
South	4,084	2,695	2,701	2,851	4,215

Total Purchased Power	6,457	4,677	5,078	5,184	6,669
Total Supply by Region
Mid-Atlantic	15,257	14,280	14,803	13,465	14,924
Midwest	25,465	24,919	24,247	24,463	25,258
South	4,775	3,005	2,820	2,899	4,860

	45,497	42,204	41,870	40,827	45,042

	Three Months Ended
	Sept. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009	Sept. 30, 2009
Electric Sales (in GWhs)
ComEd (c)	—	1,895	3,428	3,439	3,639
PECO	11,976	10,044	10,228	9,588	10,809
Market and Retail (c)	33,521	30,265	28,214	27,800	30,594

Total Electric Sales (d)(e)	45,497	42,204	41,870	40,827	45,042

Average Margin ($/MWh) (f)(g)
Mid-Atlantic	$36.97	$40.83	$41.41	$43.15	$41.47
Midwest	41.00	40.78	41.00	41.98	40.94
South	(2.30)	(14.31)	(16.67)	(14.49)	(3.50)
Average Margin - Overall Portfolio	$35.11	$36.87	$37.26	$38.36	$36.32

Around-the-clock Market Prices ($/MWh) (h)
PJM West Hub	$52.25	$43.21	$44.54	$37.31	$33.20
NiHub	38.32	32.35	34.47	29.61	25.69
Henry Hub	4.28	4.30	5.15	4.25	3.15

(a)	Includes Generation’s proportionate share of the output of its nuclear generating plants, including Salem.
(b)	Includes New England generation.
(c)	ComEd line item represents sales under the 2006 ComEd Auction. Settlements of the ComEd swap and sales under the Request for Proposal (RFP) are included within Market and Retail sales. In addition, renewable energy credit sales to affiliates have been included within Market and Retail sales.
(d)	Excludes retail gas activity, trading portfolio, the $57 million lower of cost or market impairment of certain SO2 allowances and amounts paid related to the Illinois Settlement Legislation.
(e)	Total sales do not include trading volume of 1,077 GWhs, 889 GWhs, 920 GWhs, 1,599 GWhs and 1,645 GWhs for the three months ended September 30, 2010, June 30, 2010, March 31, 2010, December 31, 2009 and September 30, 2009, respectively.
(f)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(g)	Results of transactions with PECO and ComEd are included in the Mid-Atlantic and Midwest regions, respectively.
(h)	Represents the average for the quarter. Henry Hub prices denominated in $/mmbtu.

EXELON CORPORATION

Exelon Generation Statistics

Nine Months Ended September 30, 2010 and 2009

	September 30, 2010	September 30, 2009
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic (a)	35,544	36,729
Midwest	69,352	69,332

Total Nuclear Generation	104,896	106,061
Fossil, Hydro and Solar Generation
Mid-Atlantic (b)	7,321	6,952
Midwest	23	4
South	1,120	1,199

Total Fossil, Hydro and Solar Generation	8,464	8,155
Purchased Power
Mid-Atlantic	1,476	1,405
Midwest	5,256	5,747
South	9,480	10,870

Total Purchased Power	16,212	18,022
Total Supply by Region
Mid-Atlantic	44,341	45,086
Midwest	74,631	75,083
South	10,600	12,069

	129,572	132,238

	September 30, 2010	September 30, 2009
Electric Sales (in GWhs)
ComEd (c)	5,323	13,391
PECO	32,247	30,309
Market and Retail (c)	92,002	88,538

Total Electric Sales (d)(e)	129,572	132,238

Average Margin ($/MWh) (f)(g)
Mid-Atlantic	$39.69	$44.23
Midwest	40.92	41.60
South	(9.62)	(6.13)
Average Margin - Overall Portfolio	$36.37	$38.12

Around-the-clock Market Prices ($/MWh) (h)
PJM West Hub	$46.70	$38.64
NiHub	35.06	28.59
Henry Hub	4.58	3.81

(a)	Includes Generation’s proportionate share of the output of its nuclear generating plants, including Salem.
(b)	Includes New England generation.
(c)	ComEd line item represents sales under the 2006 ComEd Auction. Settlements of the ComEd swap and sales under the RFP are included within Market and Retail sales. In addition, renewable energy credit sales to affiliates have been included within Market and Retail sales.
(d)	Excludes retail gas activity, trading portfolio, the $57 million lower of cost or market impairment of certain SO2 allowances and amounts paid related to the Illinois Settlement Legislation.
(e)	Total sales do not include trading volume of 2,885 GWhs and 5,979 GWhs for the nine months ended September 30, 2010 and 2009, respectively.
(f)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(g)	Results of transactions with PECO and ComEd are included in the Mid-Atlantic and Midwest regions, respectively.
(h)	Represents the average for the nine months ended September 30, 2010 and 2009, respectively. Henry Hub prices denominated in $/mmbtu.

EXELON CORPORATION

ComEd Statistics

Three Months Ended September 30, 2010 and 2009

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2010	2009	% Change	Weather-Normal % Change	2010	2009	% Change
Retail Deliveries and Sales (a)
Residential	9,361	6,984	34.0%	(2.0)%	$1,181	$797	48.2%
Small Commercial & Industrial	9,110	8,448	7.8%	0.8%	471	421	11.9%
Large Commercial & Industrial	7,503	6,922	8.4%	5.2%	109	102	6.9%
Public Authorities & Electric Railroads	283	287	(1.4)%	(4.5)%	14	13	7.7%

Total Retail	26,257	22,641	16.0%	1.1%	1,775	1,333	33.2%

Other Revenue (b)					143	142	0.7%

Total Electric Revenue					$1,918	$1,475	30.0%

Purchased Power					$1,112	$776	43.3%

Heating and Cooling Degree-Days				% Change
	2010	2009	Normal	From 2009	From Normal
Heating Degree-Days	70	77	110	(9.1)%	(36.4)%
Cooling Degree-Days	854	412	624	107.3%	36.9%

Nine Months Ended September 30, 2010 and 2009

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2010	2009	% Change	Weather-Normal % Change	2010	2009	% Change
Retail Deliveries and Sales (a)
Residential	22,778	20,079	13.4%	(0.3)%	$2,788	$2,374	17.4%
Small Commercial & Industrial	24,975	24,337	2.6%	(0.3)%	1,273	1,282	(0.7)%
Large Commercial & Industrial	20,991	20,164	4.1%	2.9%	306	294	4.1%
Public Authorities & Electric Railroads	927	908	2.1%	2.3%	48	42	14.3%

Total Retail	69,671	65,488	6.4%	0.7%	4,415	3,992	10.6%

Other Revenue (b)					417	425	(1.9)%

Total Electric Revenue					$4,832	$4,417	9.4%

Purchased Power					$2,636	$2,373	11.1%

Heating and Cooling Degree-Days				% Change
	2010	2009	Normal	From 2009	From Normal
Heating Degree-Days	3,699	4,165	4,084	(11.2)%	(9.4)%
Cooling Degree-Days	1,166	589	848	98.0%	37.5%

Number of Electric Customers	2010	2009
Residential	3,422,824	3,411,007
Small Commercial & Industrial	361,424	359,077
Large Commercial & Industrial	2,014	2,015
Public Authorities & Electric Railroads	5,090	5,030

Total	3,791,352	3,777,129

(a)	Reflects delivery revenues and volumes from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy.
(b)	Other revenue primarily includes transmission revenue from PJM Interconnection, LLC (PJM). Other items include late payment charges and mutual assistance program revenues.

EXELON CORPORATION

PECO Statistics

Three Months Ended September 30, 2010 and 2009

	Electric and Gas Deliveries				Revenue (in millions)
	2010	2009	% Change	Weather- Normal % Change	2010	2009	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	4,144	3,506	18.2%	2.5%	$663	$548	21.0%
Small Commercial & Industrial	2,368	2,223	6.5%	0.1%	308	291	5.8%
Large Commercial & Industrial	4,447	4,301	3.4%	(1.0)%	374	339	10.3%
Public Authorities & Electric Railroads	228	233	(2.1)%	(1.8)%	20	22	(9.1)%

Total Retail	11,187	10,263	9.0%	0.5%	1,365	1,200	13.8%

Other Revenue (b)					74	65	13.8%

Total Electric Revenue					1,439	1,265	13.8%

Gas (in mmcfs)
Retail Sales	3,546	3,694	(4.0)%	(2.3)%	52	55	(5.5)%
Transportation and Other	8,501	6,145	38.3%	35.6%	4	7	(42.9)%

Total Gas	12,047	9,839	22.4%	21.5%	56	62	(9.7)%

Total Electric and Gas Revenues					$1,495	$1,327	12.7%

Purchased Power					$650	$625	4.0%
Fuel					23	26	(11.5)%

Total Purchased Power and Fuel					$673	$651	3.4%

Heating and Cooling Degree-Days				% Change
	2010	2009	Normal	From 2009	From Normal
Heating Degree-Days	—	19	36	(100.0)%	(100.0)%
Cooling Degree-Days	1,212	884	939	37.1%	29.1%

Nine Months Ended September 30, 2010 and 2009

	Electric and Gas Deliveries				Revenue (in millions)
	2010	2009	% Change	Weather- Normal % Change	2010	2009	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	10,789	9,805	10.0%	0.9%	$1,625	$1,430	13.6%
Small Commercial & Industrial	6,545	6,432	1.8%	(1.9)%	827	802	3.1%
Large Commercial & Industrial	12,397	11,970	3.6%	0.5%	1,035	995	4.0%
Public Authorities & Electric Railroads	699	702	(0.4)%	(0.3)%	67	68	(1.5)%

Total Retail	30,430	28,909	5.3%	0.1%	3,554	3,295	7.9%

Other Revenue (b)					194	200	(3.0)%

Total Electric Revenue					3,748	3,495	7.2%

Gas (in mmcfs)
Retail Sales	37,103	39,444	(5.9)%	1.1%	451	530	(14.9)%
Transportation and Other	23,658	20,128	17.5%	13.8%	21	20	5.0%

Total Gas	60,761	59,572	2.0%	5.4%	472	550	(14.2)%

Total Electric and Gas Revenues					$4,220	$4,045	4.3%

Purchased Power					$1,709	$1,742	(1.9)%
Fuel					278	346	(19.7)%

Total Purchased Power and Fuel					$1,987	$2,088	(4.8)%

Heating and Cooling Degree-Days				% Change
	2010	2009	Normal	From 2009	From Normal
Heating Degree-Days	2,710	2,967	3,004	(8.7)%	(9.8)%
Cooling Degree-Days	1,798	1,236	1,271	45.5%	41.5%
Number of Electric Customers	2010	2009	Number of Gas Customers		2010	2009
Residential	1,408,239	1,402,712	Residential		446,348	444,244
Small Commercial & Industrial	156,502	155,942	Commercial & Industrial		40,863	40,914

Large Commercial & Industrial	3,092	3,103	Total Retail		487,211	485,158
Public Authorities & Electric Railroads	984	1,085	Transportation		834	774

Total	1,568,817	1,562,842	Total		488,045	485,932

(a)	Reflects delivery revenues and volumes from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed delivery charges and a CTC. For customers purchasing electricity from PECO, revenue should also reflects the cost of energy.
(b)	Other revenue includes transmission revenue from PJM, wholesale revenue and other wholesale energy sales.